Exhibit 1

DAVIDSON KEMPNER CAPITAL MANAGEMENT LLC COMMENCES CONSENT

SOLICITATION TO PUT IN PLACE NEW BOARD OF DIRECTORS AT SUN -TIMES MEDIA

GROUP

New York, NY, December 3, 2008 - Davidson Kempner Capital Management LLC (“Davidson Kempner”), today announced that it has filed its definitive consent solicitation materials with the Securities and Exchange Commission, and is commencing distribution of those soliciting materials to stockholders of Sun-Times Media Group Inc. (OTC: SUTM) (“Sun-Times”) to solicit consents to reconstitute the Sun-Times board by electing Davidson Kempner’s four nominees to serve with one current member of the Sun-Times board, Robert Poile.

Davidson Kempner said that its director nominees have a proven record of expertise in finance and restructuring, which Davidson Kempner believes is critical to guiding Sun-Times forward given the company’s difficult business condition and severe financial issues.

Stockholders who need assistance in submitting their consents are urged to contact the firm assisting Davidson Kempner with the solicitation, Innisfree M&A Incorporated, toll-free at 888-750-5834.

DAVIDSON KEMPNER STRONGLY ADVISES ALL STOCKHOLDERS OF SUN-TIMES MEDIA GROUP INC. TO READ ITS DEFINITIVE CONSENT STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE CONSENT SOLICITATION. THE DEFINITIVE CONSENT STATEMENT AND ANY OTHER RELEVANT DOCUMENTS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE CONSENT STATEMENT AND A FORM OF CONSENT ARE BEING MAILED TO STOCKHOLDERS OF SUN-TIMES MEDIA GROUP INC.

DAVIDSON KEMPNER PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons may be deemed to be participants in the consent solicitation: Davidson Kempner Capital Management LLC, Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P., M.H. Davidson & Co., Davidson Kempner International, Ltd., Davidson Kempner Distressed Opportunities Fund LP, Davidson Kempner Distressed Opportunities International Ltd., Davidson Kempner Event Driven Equities Fund LP, Davidson Kempner Event Driven Equities International Fund Ltd., MHD Management Co., DK Group LLC, DK Management Partners LP, DK Stillwater GP LLC, Davidson Kempner Advisers Inc., Davidson Kempner International Advisors, L.L.C., and certain related individuals and nominees as set forth in the definitive consent statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 3, 2008. Certain of these persons hold direct or indirect interests in Sun-Times Media Group Inc. as more fully described in the definitive consent statement.

SOURCE: Davidson Kempner Capital Management LLC

Kekst and Company

Jeremy Fielding, 212-521-4800